Exhibit 99.2
Consolidated Report to the Financial Community
Third Quarter 2014

(Released November 4, 2014)          (Unaudited)

HIGHLIGHTS
GAAP earnings for the third quarter of 2014 were $0.79 per basic share, compared with third quarter 2013 earnings of $0.52 per basic share. Operating (non-GAAP) earnings*, excluding special items, were $0.89 per basic share for the third quarter of 2014, compared with third quarter 2013 Operating (non-GAAP) earnings of $0.94 per basic share.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Services	Other	Consolidated
3Q 2013 Net Income - GAAP	$85	$54	$77	$2	$218

3Q 2013 Basic EPS* (avg. shares outstanding 418)	$0.20	$0.13	$0.19	$—	$0.52
Special Items - 2013	0.40	—	0.05	(0.03)	0.42
3Q 2013 Basic EPS - Operating (Non-GAAP) Earnings*	$0.60	$0.13	$0.24	$(0.03)	$0.94
Distribution Deliveries	(0.03)	—	—	—	(0.03)
Transmission Revenues	—	0.01	—	—	0.01
CES Commodity Margin	—	—	(0.04)	—	(0.04)
West Virginia (WV) Asset Transfer / Deactivated Units	0.01	—	—	—	0.01
O&M Expenses	—	(0.01)	0.05	—	0.04
Depreciation	(0.01)	—	—	—	(0.01)
Pension/OPEB	(0.01)	—	—	—	(0.01)
Interest Expense	(0.01)	(0.02)	—	—	(0.03)
Capitalized Financing Costs	—	0.02	(0.01)	—	0.01
Effective Income Tax Rate	0.02	—	0.02	(0.02)	0.02
Other	(0.01)	—	(0.01)	—	(0.02)
3Q 2014 Basic EPS - Operating (Non-GAAP) Earnings*	$0.56	$0.13	$0.25	$(0.05)	$0.89
Special Items - 2014	(0.02)	—	(0.09)	0.01	(0.10)
3Q 2014 Basic EPS* (avg. shares outstanding 420)	$0.54	$0.13	$0.16	$(0.04)	$0.79

3Q 2014 Net Income (Loss) - GAAP	$227	$55	$66	$(15)	$333

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after tax effect of each item divided by the weighted average basic shares outstanding for the period.

*Operating earnings exclude special items as described below, and are a non-GAAP financial measure. Management uses Operating earnings by segment to evaluate the company’s performance and manage its operations and frequently references this non-GAAP financial measure in its decision making, using it to facilitate historical and ongoing performance comparisons. Additionally, management uses Basic EPS and Basic EPS-Operating, each on a segment basis, to further evaluate the Company's performance by segment and references these non-GAAP financial measures in its decision making. Basic EPS for each segment is calculated by dividing segment net income (loss) on a GAAP basis by the basic weighted average shares outstanding for the period. Basic EPS-Operating for each segment is calculated by dividing segment operating earnings (losses), which exclude specials items as discussed below, by the basic weighted average shares outstanding for the period. Management believes that the non-GAAP financial measures of “Operating earnings”, "Basic EPS" and "Basic EPS-Operating" by segment provide a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as an alternative to, the most directly comparable GAAP financial measure. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2014 and 2013 GAAP to Operating earnings reconciliations can be found on pages 21-32 of this report and all GAAP to Operating earnings reconciliations are available on FirstEnergy Corp.’s Investor Information website at www.firstenergycorp.com/ir. Quarter over quarter earnings drivers, as summarized in this report, are consistent with management's analysis of each segment's historical and ongoing performance comparisons and exclude the impact of special items, as well as other items that do not impact earnings, including but not limited to the cost recovery of regulatory assets.

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    1

Special Items - The following special items were recognized during the third quarter of 2014 and 2013:

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 3Q 2014	Distribution	Transmission	Services	Other	Consolidated
Regulatory charges	$0.02	$—	$—	$—	$0.02
Trust securities impairment	—	—	0.01	—	0.01
Litigation resolution	—	—	—	(0.01)	(0.01)
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Retail repositioning charges	—	—	0.02	—	0.02
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Mark-to-market adjustments	—	—	0.03	—	0.03
Special Items - 2014	$0.02	$—	$0.09	$(0.01)	$0.10

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 3Q 2013	Distribution	Transmission	Services	Other	Consolidated
Regulatory charges (credits)	$0.40	$—	$(0.02)	$(0.02)	$0.36
Trust securities impairment	—	—	0.03	—	0.03
Plant deactivation costs	—	—	0.02	—	0.02
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Restructuring costs	—	—	0.01	—	0.01
Gain on debt redemptions	—	—	—	(0.01)	(0.01)
Mark-to-market adjustments	—	—	(0.01)	—	(0.01)
Special Items - 2013	$0.40	$—	$0.05	$(0.03)	$0.42

2014 Earnings Guidance
Operating (non-GAAP) earnings guidance for FirstEnergy Corp. for 2014, excluding special items, is reaffirmed at $2.40 to $2.60 per basic share. Earnings guidance for 2014 for the individual business segments was adjusted from $1.98-$2.04 per basic share to $1.90-$1.96 per basic share for Regulated Distribution; from $0.12-$0.22 per basic share to $0.15-$0.25 per basic share for Competitive Energy Services and from ($0.22) per basic share to ($0.17) per basic share for Corporate / Other. Earnings guidance for 2014 for Regulated Transmission is reaffirmed at $0.52-$0.56 per basic share.

(In millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Competitive Energy Services	Corporate / Other	FirstEnergy Corp. Consolidated

Net Income (Loss) - GAAP	$510 - $595	$215 - $235	($320) - ($235)	$(65)	$340 - $530

Basic EPS (avg. shares outstanding 420)	$1.21 - $1.42	$0.52 - $0.56	($0.76) - ($0.56)	$(0.16)	$0.81 - $1.26
Excluding Special Items:
Regulatory charges	0.05	—	—	—	0.05
Trust securities impairment	—	—	0.02	—	0.02
Loss on debt redemptions	—	—	0.01	—	0.01
Litigation resolution	—	—	—	(0.01)	(0.01)
Mark-to-market adjustments
Pensions/OPEB actuarial assumptions(1)	0.49 - 0.64	—	0.36 - 0.46	—	0.85 - 1.10
Other	—	—	0.10	—	0.10
Non-core asset sales/impairments	—	—	(0.16)	—	(0.16)
Plant deactivation costs	—	—	0.31	—	0.31
Retail repositioning charges	—	—	0.11	—	0.11
Merger accounting - commodity contracts	—	—	0.06	—	0.06
Total Special Items	0.54 - 0.69	—	0.81 - 0.91	(0.01)	1.34 - 1.59

Basic EPS - Operating (Non-GAAP) (avg. shares outstanding 420)	$1.90 - $1.96	$0.52- $0.56	$0.15 - $0.25	$(0.17)	$2.40 - $2.60

(1) Based on current discount rates ranging from 4.50% to 4.25% and an assumed expected return on plan assets of 7.75%.

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    2

3Q 2014 Results vs 3Q 2013 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the third quarter of 2014 were $227 million, or $0.54 per basic share, compared with third quarter 2013 earnings of $85 million, or $0.20 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.56 per basic share for the third quarter of 2014, compared with third quarter 2013 Operating (non-GAAP) earnings of $0.60 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2013 Net Income - GAAP	$85

3Q 2013 Basic EPS (avg. shares outstanding 418M)	$0.20
Special Items - 2013	0.40
3Q 2013 Basic EPS - Operating (Non-GAAP) Earnings	$0.60
Distribution Deliveries	(0.03)
WV Asset Transfer	0.01
Depreciation	(0.01)
Pension/OPEB	(0.01)
Interest Expense	(0.01)
Effective Income Tax Rate	0.02
Other	(0.01)
3Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.56
Special Items - 2014	(0.02)
3Q 2014 Basic EPS (avg. shares outstanding 420M)	$0.54

3Q 2014 Net Income - GAAP	$227

3Q 2014 vs 3Q 2013 Earnings Drivers, Excluding Special Items

•
Distribution Deliveries - Total electric distribution deliveries decreased 571,000 megawatt-hours (MWH), or 1.5%, and decreased earnings by $0.03 per share. Residential sales decreased by 784,000 MWH, or 6%, primarily resulting from milder temperatures. Cooling-degree-days were 15% below the same period last year and 17% below normal. Sales to commercial customers decreased 199,000 MWH, or 2%, while sales to industrial customers increased by 410,000 MWH, or 3%.

•	WV Asset Transfer(1) - The Harrison/Pleasants asset transfer increased earnings by $0.01 per share.

•	Depreciation - Higher depreciation expense reduced earnings by $0.01 per share, due to a higher asset base.**

•	Pension/OPEB - Higher pension/OPEB expense reduced earnings by $0.01 per share, primarily due to lower amortization of prior service OPEB credits.

•	Interest Expense - Higher interest expense, primarily associated with an August 2013 debt issuance at Jersey Central Power & Light Company (JCP&L), decreased earnings by $0.01 per share.**

(1) WV asset transfer includes the impact of retail generation revenues, which include a return of and return on plant costs, fuel and purchased power expenses, net transmission expenses, O&M, depreciation/amortization, general taxes, and interest expense resulting from the WV asset transfer that occurred in October 2013.

**Excludes the impact of the WV asset transfer, which is discussed in its own category above.

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    3

•	Effective Income Tax Rate - A lower effective income tax rate (35.2% in Q3 2014 vs 37.3% in Q3 2013) increased earnings by $0.02 per share, as further described below.
Regulated Transmission

Regulated Transmission -- GAAP and Operating (non-GAAP) earnings for the third quarter of 2014 were $55 million, or $0.13 per basic share, compared with third quarter 2013 GAAP and Operating (non-GAAP) earnings of $54 million, or $0.13 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2013 Net Income - GAAP	$54

3Q 2013 Basic EPS (avg. shares outstanding 418M)	$0.13
Special Items - 2013	—
3Q 2013 Basic EPS - Operating (Non-GAAP) Earnings	$0.13
Transmission Revenues	0.01
O&M Expenses	(0.01)
Interest Expense	(0.02)
Capitalized Financing Costs	0.02
3Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.13
Special Items - 2014	—
3Q 2014 Basic EPS (avg. shares outstanding 420M)	$0.13

3Q 2014 Net Income - GAAP	$55

3Q 2014 vs 3Q 2013 Earnings Drivers, Excluding Special Items

•
Transmission Revenues - Higher transmission revenues increased earnings by $0.01 per share, primarily due to revenue requirement increases at American Transmission Systems, Incorporated (ATSI) associated with its annual rate filing effective June 2014.

•	O&M Expenses - Higher vegetation management activities decreased earnings by $0.01 per share.

•	Interest Expense - Increased interest expense decreased earnings by $0.02 per share, primarily due to increased long-term debt at FirstEnergy Transmission, LLC issued in May 2014.

•
Capitalized Financing Costs - Higher capitalized financing costs increased earnings by $0.02 per share, primarily due to increased capital expenditures resulting from the "Energizing the Future" transmission program.

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    4

Competitive Energy Services

Competitive Energy Services (CES) - GAAP earnings for the third quarter of 2014 were $66 million, or $0.16 per basic share, compared with third quarter 2013 earnings of $77 million, or $0.19 per basic share. Operating (non-GAAP) earnings, excluding special items, for the third quarter of 2014 were $0.25 per basic share, compared with third quarter 2013 Operating (non-GAAP) earnings of $0.24 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2013 Net Income - GAAP	$77

3Q 2013 Basic EPS (avg. shares outstanding 418M)	$0.19
Special Items - 2013	0.05
3Q 2013 Basic EPS - Operating (Non-GAAP) Earnings	$0.24
CES Commodity Margin	(0.04)
O&M Expenses	0.05
Capitalized Financing Costs	(0.01)
Effective Income Tax	0.02
Other	(0.01)
3Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.25
Special Items - 2014	(0.09)
3Q 2014 Basic EPS (avg. shares outstanding 420M)	$0.16

3Q 2014 Net Income - GAAP	$66

3Q 2014 vs 3Q 2013 Earnings Drivers, Excluding Special Items
CES commodity margin decreased earnings by $0.04 per share, primarily due to lower contract sales volume and higher capacity expense, partially offset by higher PJM capacity revenues. Contract sales prices increased as compared to the third quarter of 2013 primarily due to higher capacity rates, but were adversely impacted by a significant decrease in power prices beginning in the fourth quarter of 2011 when the 2014 competitive retail sales position was approximately 30% committed, whereas the 2013 sales position was approximately 60% committed, resulting in a greater proportion of 2014 contract sales to be impacted by the decrease in power prices as compared to 2013.

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    5

A summary by key component of commodity margin is as follows:

Commodity Margin EPS - 3Q14 vs 3Q13	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$0.01	$(0.34)	$(0.33)
- Governmental Aggregation Sales	0.05	(0.08)	(0.03)
- Mass Market Sales	—	(0.01)	(0.01)
- POLR Sales	0.01	(0.03)	(0.02)
- Structured Sales	0.01	0.07	0.08
Subtotal - Contract Sales	$0.08	$(0.39)	$(0.31)
(b) Wholesale Sales	—	(0.01)	(0.01)
(c) PJM Capacity, FRR Auction Revenues	0.12	(0.02)	0.10
(d) Fuel Expense	0.02	(0.04)	(0.02)
(e) Purchased Power	0.06	0.33	0.39
(f) Capacity Expense	(0.18)	0.02	(0.16)
(g) Net Financial Sales and Purchases	(0.09)	—	(0.09)
(h) Net MISO - PJM Transmission Cost	0.02	0.04	0.06
Net Decrease	$0.03	$(0.07)	$(0.04)

(a)
Contract Sales - CES' contract sales decreased 4.5 million MWH, or 16%, and reduced earnings by $0.31 per share. Direct sales to large and medium commercial / industrial customers decreased 4.3 million MWH, or 29%. Governmental aggregation sales decreased 821,000 MWH, or 14%, due to lower sales in Illinois and Ohio driven by fewer customers and reduced weather-related usage. The decrease in direct and governmental aggregation sales was partially offset by a 1.1 million MWH increase in structured sales. As of September 30, 2014, the total number of retail customers was 2.3 million, a decrease of approximately 400,000 customers since September 30, 2013. Lower contract sales reflect CES' efforts to reposition its sales portfolio to more effectively hedge its generation. CES has eliminated sales efforts in certain channels to focus on a selective mix of retail and wholesale sales.

CES Contract Sales - 3Q14 vs 3Q13
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	(4,328)	(821)	(110)	(367)	1,103	(4,523)

(b) Wholesale Sales - Wholesale sales decreased by 305,000 MWH, or 56%, and reduced earnings by $0.01 per share.

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    6

(c) PJM Capacity Revenues (Base Residual (BR) and Fixed Resource Requirement (FRR) Auctions) - Higher capacity revenues increased earnings by $0.10 per share, primarily resulting from higher capacity prices in the RTO and ATSI zones.***

Planning Period	RTO	ATSI	MAAC
Price Per Megawatt-Day	BR	BR	BR
June 2013 - May 2014	$27.73	$27.73	$226.15
June 2014 - May 2015	$125.99	$125.99	$136.50

(d)
Fuel Expense - Higher fuel expenses decreased earnings by $0.02 per share primarily due to increased ongoing generation output. Higher capacity factors at the baseload fossil and nuclear plants in the third quarter of 2014 resulted in an 802,000 MWH increase in output. Ongoing fossil generation output increased by 321,000 MWH, primarily due to fewer outages on supercritical coal units in the third quarter of 2014 compared to the same period last year. Nuclear generation output increased by 481,000 MWH due to no outage-days in the third quarter of 2014 compared to 14 outage-days in the third quarter of 2013.***

(e) Purchased Power - Lower contract sales and higher generation output resulted in a 5.7 million MWH decrease in power purchases and increased earnings by $0.39 per share.***
(f) Capacity Expense - Higher capacity expenses associated with contract sales decreased earnings by $0.16 per share, primarily due to higher prices in the ATSI and RTO zones.
(g) Net Financial Sales and Purchases - Net financial hedges associated with CES sales and generation portfolio decreased earnings by $0.09 per share, primarily resulting from lower market prices.
(h) Net MISO-PJM Transmission Cost - Lower transmission costs increased earnings by $0.06 per share due to lower contract sales and lower congestion prices.

•	O&M Expenses - Lower O&M expenses increased earnings by $0.05 per share, primarily due to lower retail and marketing related expenses, and lower fossil and nuclear operating expenses.***

•
Capitalized Financing Costs - Lower capitalized financing costs decreased earnings by $0.01 per share, primarily due to the completion of the steam generator replacement at the Davis-Besse nuclear plant in May 2014.

•	Effective Income Tax - A lower effective income tax rate (34.6% in Q3 2014 vs 39.1% in Q3 2013) increased earnings by $0.02 per share, as further described below.

*** Excludes the impact of the WV asset transfer and plant deactivations, which was flat in the third quarter of 2014 compared to the same period of 2013.

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    7

Corporate / Other

Corporate / Other - GAAP losses for the third quarter of 2014 were $15 million, or ($0.04) per basic share, compared with third quarter 2013 earnings of $2 million. Operating (non-GAAP) losses for the third quarter of 2014 were ($0.05) per basic share compared with Operating (non-GAAP) losses of ($0.03) per basic share for the third quarter of 2013.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2013 Net Income - GAAP	$2

3Q 2013 Basic EPS (avg. shares outstanding 418M)	$—
Special Items - 2013	(0.03)
3Q 2013 Basic EPS - Operating (Non-GAAP) Losses	$(0.03)
Effective Income Tax Rate	(0.02)
3Q 2014 Basic EPS - Operating (Non-GAAP) Losses	$(0.05)
Special Items - 2014	0.01
3Q 2014 Basic EPS (avg. shares outstanding 420M)	$(0.04)

3Q 2014 Net Loss - GAAP	$(15)

3Q 2014 vs 3Q 2013 Earnings Drivers, Excluding Special Items

•	Effective Income Tax Rate - Lower tax benefits at the Corporate / Other segment decreased earnings by $0.02 per share.

The consolidated effective income tax rate in the third quarter of 2014 was 32.1% compared to 34.1% in the third quarter of 2013 and increased consolidated earnings $0.02 per share. In 2014, the effective income tax rate was impacted by an IRS approved adjustment that increased the tax basis in certain assets resulting in higher future tax deductions, partially offset by higher tax valuation allowances against net operating loss carryforwards. In 2013, the effective income tax rate was impacted by changes in state income tax allocation factors and the elimination of state tax obligations associated with income that was previously apportioned to certain tax jurisdictions.

The impact of a lower effective income tax rate increased earnings $0.02 per share at Regulated Distribution and $0.02 per share at Competitive Energy Services, partially offset by a decrease in earnings of $0.02 per share at Corporate / Other.

For the nine months ended September 30, 2014, the consolidated effective income tax rate was 32.4% compared to 36.2% for the same period last year.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 761-4239

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    8

FirstEnergy Corp.
Consolidated Statements of Income (GAAP)
(In millions, except per share amounts)

		Three Months Ended September 30			Nine Months Ended September 30
		2014	2013	Change	2014	2013	Change
	Revenues
(1)	Regulated distribution	$2,357	$2,337	$20	$6,972	$6,584	$388
(2)	Regulated transmission	197	189	8	570	544	26
(3)	Competitive energy services	1,599	1,766	(167)	4,863	4,940	(77)
(4)	Corporate / Other	(265)	(260)	(5)	(839)	(809)	(30)
(5)	Total Revenues	3,888	4,032	(144)	11,566	11,259	307

	Expenses
(6)	Fuel	544	657	(113)	1,711	1,915	(204)
(7)	Purchased power	1,188	1,120	68	3,726	2,932	794
(8)	Other operating expenses	858	877	(19)	3,061	2,645	416
(9)	Provision for depreciation	308	316	(8)	904	909	(5)
(10)	Amortization of regulatory assets, net	35	312	(277)	27	443	(416)
(11)	General taxes	239	242	(3)	738	747	(9)
(12)	Impairment of long lived assets	—	—	—	—	473	(473)
(13)	Total Expenses	3,172	3,524	(352)	10,167	10,064	103
(14)	Operating Income	716	508	208	1,399	1,195	204

	Other Income (Expense)
(15)	Gain (loss) on debt redemptions	—	9	(9)	(8)	(132)	124
(16)	Investment income	16	5	11	67	8	59
(17)	Interest expense	(275)	(257)	(18)	(802)	(771)	(31)
(18)	Capitalized financing costs	28	21	7	89	62	27
(19)	Total Other Expense	(231)	(222)	(9)	(654)	(833)	179

(20)	Income From Continuing Operations Before Income Taxes	485	286	199	745	362	383
(21)	Income taxes	152	77	75	226	129	97
(22)	Income From Continuing Operations	333	209	124	519	233	286
(23)	Discontinued operations (net of income taxes)	—	9	(9)	86	17	69
(24)	Net Income	$333	$218	$115	$605	$250	$355

(25)	Earnings Per Share of Common Stock
(26)	Basic - Continuing Operations	$0.79	$0.50	$0.29	$1.24	$0.56	$0.68
(27)	Basic - Discontinued Operations	—	0.02	(0.02)	0.20	0.04	0.16
(28)	Basic - Net Earnings per Basic Share	$0.79	$0.52	$0.27	$1.44	$0.60	$0.84

(29)	Diluted - Continuing Operations	$0.79	$0.50	$0.29	$1.24	$0.56	$0.68
(30)	Diluted - Discontinued Operations	—	0.02	(0.02)	0.20	0.04	0.16
(31)	Diluted - Net Earnings per Diluted Share	$0.79	$0.52	$0.27	$1.44	$0.60	$0.84

(32)	Weighted Average Number of
(33)	Common Shares Outstanding
(34)	Basic	420	418	2	419	418	1
(35)	Diluted	421	419	2	420	419	1

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    9

FirstEnergy Corp.
Statements of Income - By Segment (GAAP)
(In millions)

		Three Months Ended September 30, 2014

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other	Consolidated
	Revenues
(1)	Electric sales	$2,304	$197	$1,361	$(38)	$3,824
(2)	Other	53	—	45	(34)	64
(3)	Internal	—	—	193	(193)	—
(4)	Total Revenues	2,357	197	1,599	(265)	3,888

	Expenses
(5)	Fuel	159	—	385	—	544
(6)	Purchased power	873	—	508	(193)	1,188
(7)	Other operating expenses	473	38	432	(85)	858
(8)	Provision for depreciation	165	33	100	10	308
(9)	Amortization of regulatory assets, net	33	3	—	(1)	35
(10)	General taxes	175	17	40	7	239
(11)	Total Expenses	1,878	91	1,465	(262)	3,172
(12)	Operating Income (Loss)	479	106	134	(3)	716

	Other Income (Expense)
(13)	Investment income	14	—	11	(9)	16
(14)	Interest expense	(147)	(35)	(49)	(44)	(275)
(15)	Capitalized financing costs	5	14	6	3	28
(16)	Total Other Expense	(128)	(21)	(32)	(50)	(231)

(17)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	351	85	102	(53)	485
(18)	Income taxes (benefits)	124	30	36	(38)	152
(19)	Income From Continuing Operations	227	55	66	(15)	333
(20)	Discontinued operations (net of income taxes)	—	—	—	—	—
(21)	Net Income (Loss)	$227	$55	$66	$(15)	$333

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs, which are recovered through rates billed to customers pursuant to each company's commission approved POLR and default service program. These revenues and expenses and other revenues and expenses that are subject to recovery through regulated rates do not typically impact earnings and are excluded from "earnings drivers" in this Consolidated report.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland. Certain revenues have related expenses including capacity expenses, fuel expense, purchased power and transmission expenses. These revenues and expenses may be combined and referred to as "Commodity Margin" to get an accurate view of the segment's earnings drivers.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, income taxes and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2014                    10

FirstEnergy Corp.
Statements of Income - By Segment (GAAP)
(In millions)

		Three Months Ended September 30, 2013

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other	Consolidated
	Revenues
(1)	Electric sales	$2,284	$189	$1,508	$(33)	$3,948
(2)	Other	53	—	62	(31)	84
(3)	Internal	—	—	196	(196)	—
(4)	Total Revenues	2,337	189	1,766	(260)	4,032

	Expenses
(5)	Fuel	88	—	569	—	657
(6)	Purchased power	910	—	406	(196)	1,120
(7)	Other operating expenses	457	35	457	(72)	877
(8)	Provision for depreciation	151	28	125	12	316
(9)	Amortization of regulatory assets, net	309	3	—	—	312
(10)	General taxes	173	15	49	5	242
(11)	Total Expenses	2,088	81	1,606	(251)	3,524
(12)	Operating Income (Loss)	249	108	160	(9)	508

	Other Income (Expense)
(13)	Gain on debt redemptions	—	—	—	9	9
(14)	Investment income	14	—	(2)	(7)	5
(15)	Interest expense	(134)	(23)	(53)	(47)	(257)
(16)	Capitalized financing costs	6	1	10	4	21
(17)	Total Other Expense	(114)	(22)	(45)	(41)	(222)

(18)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	135	86	115	(50)	286
(19)	Income taxes benefits	50	32	47	(52)	77
(20)	Income From Continuing Operations	85	54	68	2	209
(21)	Discontinued operations (net of income taxes)	—	—	9	—	9
(22)	Net Income	$85	$54	$77	$2	$218

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs, which are recovered through rates billed to customers pursuant to each company's commission approved POLR and default service program. These revenues and expenses and other revenues and expenses that are subject to recovery through regulated rates do not typically impact earnings and are excluded from "earnings drivers" in this Consolidated report.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland. Certain revenues have related expenses including capacity expenses, fuel expense, purchased power and transmission expenses. These revenues and expenses may be combined and referred to as "Commodity Margin" to get an accurate view of the segment's earnings drivers.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, income taxes and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2014                    11

FirstEnergy Corp.
Statements of Income - By Segment (GAAP)
(In millions)

		Changes Between Third Quarter 2014 and Third Quarter 2013 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other	Consolidated
	Revenues
(1)	Electric sales	$20	$8	$(147)	$(5)	$(124)
(2)	Other	—	—	(17)	(3)	(20)
(3)	Internal revenues	—	—	(3)	3	—
(4)	Total Revenues	20	8	(167)	(5)	(144)

	Expenses
(5)	Fuel	71	—	(184)	—	(113)
(6)	Purchased power	(37)	—	102	3	68
(7)	Other operating expenses	16	3	(25)	(13)	(19)
(8)	Provision for depreciation	14	5	(25)	(2)	(8)
(9)	Amortization of regulatory assets, net	(276)	—	—	(1)	(277)
(10)	General taxes	2	2	(9)	2	(3)
(11)	Total Expenses	(210)	10	(141)	(11)	(352)
(12)	Operating Income (Loss)	230	(2)	(26)	6	208

	Other Income (Expense)
(13)	Gain on debt redemptions	—	—	—	(9)	(9)
(14)	Investment income	—	—	13	(2)	11
(15)	Interest expense	(13)	(12)	4	3	(18)
(16)	Capitalized financing costs	(1)	13	(4)	(1)	7
(17)	Total Other Expense	(14)	1	13	(9)	(9)

(18)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	216	(1)	(13)	(3)	199
(19)	Income taxes (benefits)	74	(2)	(11)	14	75
(20)	Income From Continuing Operations	142	1	(2)	(17)	124
(21)	Discontinued operations (net of income tax benefits)	—	—	(9)	—	(9)
(22)	Net Income (loss)	$142	$1	$(11)	$(17)	$115

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs, which are recovered through rates billed to customers pursuant to each company's commission approved POLR and default service program. These revenues and expenses and other revenues and other expenses that are subject to recovery through regulated rates do not typically impact earnings and are excluded from "earnings drivers" in this Consolidated report.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland. Certain revenues have related expenses including capacity expenses, fuel expense, purchased power and transmission expenses. These revenues and expenses may be combined and referred to as "Commodity Margin" to get an accurate view of the segment's earnings drivers.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, income taxes and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2014                    12

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Nine Months Ended September 30, 2014

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other	Consolidated
	Revenues
(1)	Electric sales	$6,822	$570	$4,099	$(145)	$11,346
(2)	Other	150	—	140	(70)	220
(3)	Internal	—	—	624	(624)	—
(4)	Total Revenues	6,972	570	4,863	(839)	11,566

	Expenses
(5)	Fuel	441	—	1,270	—	1,711
(6)	Purchased power	2,600	—	1,750	(624)	3,726
(7)	Other operating expenses	1,580	103	1,625	(247)	3,061
(8)	Provision for depreciation	491	93	287	33	904
(9)	Amortization of regulatory assets, net	18	9	—	—	27
(10)	General taxes	528	52	133	25	738
(11)	Impairment of long-lived assets	—	—	—	—	—
(12)	Total Expenses	5,658	257	5,065	(813)	10,167
(13)	Operating Income (Loss)	1,314	313	(202)	(26)	1,399

	Other Income (Expense)
(14)	Loss on debt redemptions	—	—	(8)	—	(8)
(15)	Investment income	44	—	46	(23)	67
(16)	Interest expense	(445)	(90)	(143)	(124)	(802)
(17)	Capitalized financing costs	12	38	28	11	89
(18)	Total Other Expense	(389)	(52)	(77)	(136)	(654)

(19)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	925	261	(279)	(162)	745
(20)	Income taxes (benefits)	326	92	(102)	(90)	226
(21)	Income (Loss) From Continuing Operations	599	169	(177)	(72)	519
(22)	Discontinued operations (net of income taxes)	—	—	86	—	86
(23)	Net Income (Loss)	$599	$169	$(91)	$(72)	$605

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs, which are recovered through rates billed to customers pursuant to each company's commission approved POLR and default service program. These revenues and expenses and other revenues and expenses that are subject to recovery through regulated rates do not typically impact earnings and are excluded from "earnings drivers" in this Consolidated report.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland. Certain revenues have related expenses including capacity expenses, fuel expense, purchased power and transmission expenses. These revenues and expenses may be combined and referred to as "Commodity Margin" to get an accurate view of the segment's earnings drivers.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, income taxes and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2014                    13

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Nine Months Ended September 30, 2013

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other	Consolidated
	Revenues
(1)	Electric sales	$6,414	$544	$4,204	$(126)	$11,036
(2)	Other	170	—	148	(95)	223
(3)	Internal	—	—	588	(588)	—
(4)	Total Revenues	6,584	544	4,940	(809)	11,259

	Expenses
(5)	Fuel	250	—	1,665	—	1,915
(6)	Purchased power	2,547	—	973	(588)	2,932
(7)	Other operating expenses	1,274	98	1,517	(244)	2,645
(8)	Provision for depreciation	446	84	347	32	909
(9)	Amortization of regulatory assets, net	436	7	—	—	443
(10)	General taxes	527	41	158	21	747
(11)	Impairment of long-lived assets	—	—	473	—	473
(12)	Total Expenses	5,480	230	5,133	(779)	10,064
(13)	Operating Income (Loss)	1,104	314	(193)	(30)	1,195

	Other Income (Expense)
(14)	Gain (loss) on debt redemption	—	—	(149)	17	(132)
(15)	Investment income (loss)	41	—	(8)	(25)	8
(16)	Interest expense	(404)	(68)	(187)	(112)	(771)
(17)	Capitalized financing costs	17	3	31	11	62
(18)	Total Other Expense	(346)	(65)	(313)	(109)	(833)

(19)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	758	249	(506)	(139)	362
(20)	Income taxes (benefits)	284	93	(189)	(59)	129
(21)	Income (Loss) From Continuing Operations	474	156	(317)	(80)	233
(22)	Discontinued operations (net of income taxes)	—	—	17	—	17
(23)	Net Income (Loss)	$474	$156	$(300)	$(80)	$250

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs, which are recovered through rates billed to customers pursuant to each company's commission approved POLR and default service program. These revenues and expenses and other revenues and expenses that are subject to recovery through regulated rates do not typically impact earnings and are excluded from "earnings drivers" in this Consolidated report.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland. Certain revenues have related expenses including capacity expenses, fuel expense, purchased power and transmission expenses. These revenues and expenses may be combined and referred to as "Commodity Margin" to get an accurate view of the segment's earnings drivers.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, income taxes and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2014                    14

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the First Nine Months of 2014 and the First Nine Months of 2013 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other	Consolidated
	Revenues
(1)	Electric sales	$408	$26	$(105)	$(19)	$310
(2)	Other	(20)	—	(8)	25	(3)
(3)	Internal revenues	—	—	36	(36)	—
(4)	Total Revenues	388	26	(77)	(30)	307

	Expenses
(5)	Fuel	191	—	(395)	—	(204)
(6)	Purchased power	53	—	777	(36)	794
(7)	Other operating expenses	306	5	108	(3)	416
(8)	Provision for depreciation	45	9	(60)	1	(5)
(9)	Amortization of regulatory assets, net	(418)	2	—	—	(416)
(10)	General taxes	1	11	(25)	4	(9)
(11)	Impairment of long-lived assets	—	—	(473)	—	(473)
(12)	Total Expenses	178	27	(68)	(34)	103
(13)	Operating Income (Loss)	210	(1)	(9)	4	204

	Other Income (Expense)
(14)	Gain (Loss) on debt redemptions	—	—	141	(17)	124
(15)	Investment income	3	—	54	2	59
(16)	Interest expense	(41)	(22)	44	(12)	(31)
(17)	Capitalized financing costs	(5)	35	(3)	—	27
(18)	Total Other Income	(43)	13	236	(27)	179

(19)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	167	12	227	(23)	383
(20)	Income taxes (benefits)	42	(1)	87	(31)	97
(21)	Income (Loss) From Continuing Operations	125	13	140	8	286
(22)	Discontinued operations (net of income tax benefits)	—	—	69	—	69
(23)	Net Income (Loss)	$125	$13	$209	$8	$355

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs, which are recovered through rates billed to customers pursuant to each company's commission approved POLR and default service program. These revenues and expenses and other revenues and expenses that are subject to recovery through regulated rates do not typically impact earnings and are excluded from "earnings drivers" in this Consolidated report.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland. Certain revenues have related expenses including capacity expenses, fuel expense, purchased power and transmission expenses. These revenues and expenses may be combined and referred to as "Commodity Margin" to get an accurate view of the segment's earnings drivers.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, income taxes and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2014                    15

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Sept. 30, 2014	Dec. 31, 2013
Current Assets:
Cash and cash equivalents	$109	$218
Receivables	1,819	1,918
Other	1,857	1,877
Total Current Assets	3,785	4,013

Property, Plant and Equipment	34,925	33,252
Investments	3,259	3,104
Assets Held for Sale	—	235
Deferred Charges and Other Assets	9,255	9,820
Total Assets	$51,224	$50,424

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,386	$1,415
Short-term borrowings	1,621	3,404
Accounts payable	1,190	1,250
Other	1,782	1,568
Total Current Liabilities	5,979	7,637

Capitalization:
Total equity	12,704	12,695
Long-term debt and other long-term obligations	18,531	15,831
Total Capitalization	31,235	28,526
Noncurrent Liabilities	14,010	14,261
Total Liabilities and Capitalization	$51,224	$50,424

General Information
	Three Months Ended September 30		Nine Months Ended September 30
	2014	2013	2014	2013
Debt redemptions	$(137)	$(694)	$(1,062)	$(2,662)
New long-term debt issues	$641	$500	$3,778	$2,745
Short-term borrowings increase (decrease)	$(702)	$150	$(1,783)	$1,435
Property additions	$664	$548	$2,473	$1,960

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facility
	As of September 30		As of December 31
	2014	% Total	2013	% Total
Total Equity (GAAP)	$12,704	36%	$12,695	37%
Non-cash Charges / Non-cash Write Downs*	1,413	4%	1,413	4%
Accumulated Other Comprehensive Income	(232)	—%	(284)	(1)%
Adjusted Equity (Non-GAAP)**	13,885	40%	13,824	40%

Long-term Debt and Other Long-term Obligations (GAAP)	18,531	53%	15,831	46%
Currently Payable Long-term Debt (GAAP)	1,386	4%	1,415	4%
Short-term Borrowings (GAAP)	1,621	5%	3,404	10%
Reimbursement Obligations	54	—%	7	—%
Guarantees of Indebtedness	517	1%	846	3%
Less Securitization Debt	(1,017)	(3)%	(1,123)	(3)%
Adjusted Debt (Non-GAAP)**	21,092	60%	20,380	60%

Adjusted Capitalization (Non-GAAP)**	$34,977	100%	$34,204	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with pensions and OPEB mark-to-market adjustments, impairment of long-lived assets and regulatory asset charges, as required by the FE Credit Facility, as amended, through September 30, 2014.

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facility. These financial measures, as calculated in accordance with the FE Credit Facility, help shareholders understand compliance and provide a basis for understanding FirstEnergy's incremental debt capacity under the debt to total capitalization financial covenant. The financial covenant requires FirstEnergy to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2014                    16

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows (GAAP)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
Cash flows from operating activities
Net income	$333	$218	$605	$250
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of regulatory assets, net	343	628	931	1,352
Nuclear fuel amortization	62	58	160	156
Deferred purchased power and other costs	(42)	(22)	(89)	(61)
Deferred income taxes and investment tax credits, net	168	(5)	327	114
Impairments of long-lived assets	—	—	—	473
Investment impairments	7	21	10	74
Deferred rents and lease market valuation liability	23	28	(56)	(48)
Retirement benefits	(18)	(29)	(60)	(133)
Gain on asset sales	—	(18)	—	(21)
Commodity derivative transactions, net	20	(2)	60	15
Loss (gain) on debt redemptions	—	(9)	8	132
Make-whole premiums paid on debt redemptions	—	(120)	—	(181)
Income from discontinued operations	—	(9)	(86)	(17)
Changes in current assets, current liabilities and other	219	439	(73)	(434)
Cash flows provided from operating activities	1,115	1,178	1,737	1,671
Cash flows provided from (used for) financing activities	(361)	(322)	444	654
Cash flows used for investing activities	(721)	(705)	(2,290)	(2,275)
Net change in cash and cash equivalents	$33	$151	$(109)	$50

Liquidity position as of October 31, 2014

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	March 2019	$3,500	$2,094
FirstEnergy Solutions Corp. (FES) / Allegheny Energy Supply Company, LLC (AE Supply)	Revolving	March 2019	1,500	1,452
FET(2)	Revolving	March 2019	1,000	925
(1) FirstEnergy Corp. and FEU subsidiary borrowers		Subtotal:	$6,000	$4,471
(2) Includes FET, ATSI, and TrAILCo		Cash:	—	97
		Total:	$6,000	$4,568

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2014                    17

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended September 30			Nine Months Ended September 30
(MWH in thousand)		2014	2013	Change	2014	2013	Change

Ohio	- Residential	4,238	4,441	-4.6%	13,242	12,894	2.7%
	- Commercial	3,970	4,041	-1.8%	11,596	11,457	1.2%
	- Industrial	5,498	5,327	3.2%	16,001	15,642	2.3%
	- Other	84	84	0.0%	250	247	1.2%
	Total Ohio	13,790	13,893	-0.7%	41,089	40,240	2.1%
Pennsylvania	- Residential	4,226	4,529	-6.7%	14,273	14,226	0.3%
	- Commercial	3,314	3,339	-0.7%	9,703	9,512	2.0%
	- Industrial	5,218	5,112	2.1%	15,516	15,327	1.2%
	- Other	32	30	6.7%	91	91	0.0%
	Total Pennsylvania	12,790	13,010	-1.7%	39,583	39,156	1.1%
New Jersey	- Residential	2,781	2,993	-7.1%	7,282	7,386	-1.4%
	- Commercial	2,419	2,491	-2.9%	6,882	6,833	0.7%
	- Industrial	578	594	-2.7%	1,742	1,753	-0.6%
	- Other	22	22	0.0%	65	65	0.0%
	Total New Jersey	5,800	6,100	-4.9%	15,971	16,037	-0.4%
Maryland	- Residential	710	753	-5.7%	2,523	2,456	2.7%
	- Commercial	521	545	-4.4%	1,572	1,565	0.4%
	- Industrial	421	401	5.0%	1,186	1,206	-1.7%
	- Other	4	4	0.0%	12	12	0.0%
	Total Maryland	1,656	1,703	-2.8%	5,293	5,239	1.0%
West Virginia	- Residential	1,172	1,195	-1.9%	4,296	4,034	6.5%
	- Commercial	945	952	-0.7%	2,799	2,691	4.0%
	- Industrial	1,427	1,298	9.9%	4,159	3,923	6.0%
	- Other	7	7	0.0%	21	21	0.0%
	Total West Virginia	3,551	3,452	2.9%	11,275	10,669	5.7%
Total Residential		13,127	13,911	-5.6%	41,616	40,996	1.5%
Total Commercial		11,169	11,368	-1.8%	32,552	32,058	1.5%
Total Industrial		13,142	12,732	3.2%	38,604	37,851	2.0%
Total Other		149	147	1.4%	439	436	0.7%

Total Distribution Deliveries		37,587	38,158	-1.5%	113,211	111,341	1.7%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2014                    18

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended September 30			Nine Months Ended September 30
	2014	2013	Normal	2014	2013	Normal
Composite Heating-Degree-Days	84	97	78	3,941	3,517	3,459
Composite Cooling-Degree-Days	546	643	659	815	932	923

Shopping Statistics (Based on MWH)	Three Months Ended September 30		Nine Months Ended September 30
	2014	2013	2014	2013

OE	80%	80%	80%	79%
Penn	65%	66%	67%	66%
CEI	84%	86%	85%	86%
TE	78%	78%	77%	77%
JCP&L	49%	50%	52%	52%
Met-Ed	70%	68%	69%	66%
Penelec	72%	71%	71%	70%
PE(1)	50%	49%	47%	47%
WP	65%	64%	64%	62%
(1) Represents Maryland only.

Competitive Operating Statistics	Three Months Ended September 30		Nine Months Ended September 30
	2014	2013	2014	2013
Ongoing Generation Capacity Factors:
Nuclear	98%	93%	85%	87%
Fossil - Baseload	80%	76%	77%	80%
Fossil - Load Following	55%	57%	62%	62%

Ongoing Generation Fuel Rate:
Nuclear	$7.13	$7.76	$7.59	$7.79
Fossil	$27	$27	$28	$27
Total Fleet	$17	$18	$19	$18

Ongoing Generation Output Mix:
Nuclear	48%	48%	45%	45%
Fossil - Baseload	36%	36%	38%	38%
Fossil - Load Following	8%	8%	9%	9%
Peaking/CT/Hydro	8%	8%	8%	8%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2014                    19

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses
Statistical Summary

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended September 30			Nine Months Ended September 30
Contract Sales	2014	2013	Change	2014	2013	Change
POLR
- OH	1,207	1,229	(22)	3,650	3,527	123
- PA	1,930	2,217	(287)	6,444	6,312	132
- MD	498	556	(58)	1,827	2,099	(272)
Total POLR	3,635	4,002	(367)	11,921	11,938	(17)

Structured Sales
- Bilaterals	2,321	1,634	687	6,105	4,352	1,753
- Muni/Co-op	1,138	722	416	3,509	2,426	1,083
Total Structured Sales	3,459	2,356	1,103	9,614	6,778	2,836

Direct - LCI
- OH	5,114	7,886	(2,772)	18,041	22,456	(4,415)
- PA	2,640	3,680	(1,040)	8,818	11,187	(2,369)
- NJ	298	353	(55)	961	809	152
- MI	784	774	10	2,205	2,224	(19)
- IL	496	683	(187)	1,684	1,845	(161)
- MD	190	226	(36)	586	625	(39)
Total Direct - LCI	9,522	13,602	(4,080)	32,295	39,146	(6,851)

Direct - MCI
- OH	455	656	(201)	1,519	1,899	(380)
- PA	359	396	(37)	1,089	1,112	(23)
- IL	52	69	(17)	149	175	(26)
- NJ	7	1	6	12	13	(1)
- MD	2	1	1	5	2	3
Total Direct - MCI	875	1,123	(248)	2,774	3,201	(427)

Aggregation
- OH	3,776	4,046	(270)	11,612	11,848	(236)
- IL	1,211	1,767	(556)	3,790	4,127	(337)
- NJ	5	—	5	11	—	11
Total Aggregation	4,992	5,813	(821)	15,413	15,975	(562)
Mass Market
- OH	451	508	(57)	1,444	1,451	(7)
- PA	1,127	1,176	(49)	3,609	3,377	232
- IL	51	58	(7)	128	110	18
- MD	34	32	2	111	107	4
- NJ	1	—	1	2	—	2
Total Mass Market	1,664	1,774	(110)	5,294	5,045	249

Total Contract Sales	24,147	28,670	(4,523)	77,311	82,083	(4,772)

Wholesale Sales
- Spot	236	541	(305)	268	1,373	(1,105)
Total Wholesale Sales	236	541	(305)	268	1,373	(1,105)

Purchased Power
- Bilaterals	414	376	38	1,619	1,479	140
- Spot	4,590	4,701	(111)	22,515	12,619	9,896
Total Purchased Power	5,004	5,077	(73)	24,134	14,098	10,036

Generation Output
- Ongoing Fossil	9,409	9,088	321	27,414	27,792	(378)
- Nuclear	8,781	8,300	481	22,645	22,896	(251)
Total Ongoing Generation Output	18,190	17,388	802	50,059	50,688	(629)

- Deactivated Units	—	3,029	(3,029)	—	8,720	(8,720)
- WV Asset Transfer*	2,407	4,795	(2,388)	6,390	13,015	(6,625)
- RMR	62	246	(184)	830	950	(120)
Subtotal	2,469	8,070	(5,601)	7,220	22,685	(15,465)

Total Generation Output	20,659	25,458	(4,799)	57,279	73,373	(16,094)

*In 2014, includes 100% ownership of the Pleasants plant; in 2013, includes approximately 92% and 80% ownership of the Pleasants plant and Harrison plant, respectively

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2014                    20

FirstEnergy Corp.
Consolidated GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended September 30, 2014				Three Months Ended September 30, 2013

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$3,888	$3	(a)	$3,891	$4,032	$(15)	(a,c)	$4,017

	Expenses
(2)	Fuel	544	(10)	(c)	534	657	(36)	(b,c)	621
(3)	Purchased power	1,188	1	(a)	1,189	1,120	(1)	(a)	1,119
(4)	Other operating expenses	858	(40)	(a,d,e,h,i)	818	877	12	(a,b,c,d,j)	889
(5)	Provision for depreciation	308	—		308	316	(11)	(b)	305
(6)	Amortization of regulatory assets, net	35	—		35	312	(254)	(a)	58
(7)	General taxes	239	(1)	(b)	238	242	(1)	(b)	241
(8)	Total Expenses	3,172	(50)		3,122	3,524	(291)		3,233
(9)	Operating Income	716	53		769	508	276		784

	Other Income (Expense)
(10)	Gain on debt redemption	—	—		—	9	(9)	(g)	—
(11)	Investment income	16	11	(e,f)	27	5	25	(e,f)	30
(12)	Interest expense	(275)	—		(275)	(257)	—		(257)
(13)	Capitalized financing costs	28	—		28	21	—		21
(14)	Total Other Expense	(231)	11		(220)	(222)	16		(206)

(15)	Income From Continuing Operations Before Income Taxes	485	64		549	286	292		578
(16)	Income taxes	152	24		176	77	120		197
(17)	Income From Continuing Operations	333	40		373	209	172		381
(18)	Discontinued operations (net of income taxes)	—	—		—	9	—		9
(19)	Net Income	$333	$40		$373	$218	$172		$390

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 31 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2014 ($0.02 per share), $3 million included in Revenues; $1 million included in "Purchased power"; ($9) million included in "Other operating expenses". 2013 ($0.36 per share), $1 million included in Revenues; ($1) million included in "Purchased power"; $3 million included in "Other operating expenses"; and ($254) million included in "Amortization of regulatory assets,net".

(b)
Plant deactivation costs: 2014, ($1) million included in "General taxes". 2013 ($0.02 per share), ($17) million included in "Revenues"; ($25) million included in "Fuel"; $5 million included in "Other operating expenses"; ($11) million included in "Provision for depreciation"; ($1) million included in "General taxes".

(c)
Merger accounting - commodity contracts: 2014 ($0.02 per share), ($10) million included in "Fuel". 2013 ($0.02 per share), $1 million included in "Revenues", ($11) million included in "Fuel", $1 million included in "Other operating expenses".

(d)	Mark-to-market adjustments: 2014 ($0.03 per share), ($23) million included in "Other operating expenses". 2013 (($0.01) per share), $5 million included in "Other operating expenses".
(e)
Impact of non-core asset sales/impairments: 2014 ($0.01 per share),($1) million included in "Other operating expenses"; $4 million included in "Investment income". 2013, $3 million included in "Investment income".

(f)	Trust securities impairment: 2014 ($0.01 per share), $7 million included in "Investment income". 2013 ($0.03 per share), $22 million included in "Investment income".
(g)	Gain on debt redemptions: 2013 (($0.01) per share), ($9) million included in "Gain on debt redemptions".
(h)	Retail repositioning charges: 2014 ($0.02 per share), ($13) million included in "Other operating expenses".
(i)	Litigation resolution: 2014 (($0.01) per share), $6 million included in "Other operating expenses".
(j)	Restructuring Costs: 2013 ($0.01 per share), ($2) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 420 million shares in the third quarter of 2014 and 418 million shares in the third quarter of 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2014                    21

FirstEnergy Corp.
Consolidated
GAAP to Non-GAAP Reconciliation
(In millions)

		Nine Months Ended September 30, 2014				Nine Months Ended September 30, 2013

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$11,566	$4	(a)	$11,570	$11,259	$—	(a,b,c)	$11,259

	Expenses
(2)	Fuel	1,711	(122)	(b,c)	1,589	1,915	(114)	(b,c,k)	1,801
(3)	Purchased power	3,726	1	(a)	3,727	2,932	(4)	(a)	2,928
(4)	Other operating expenses	3,061	(175)	(a,b,c,d,e,h,i)	2,886	2,645	(43)	(a,b,c,d,j)	2,602
(5)	Provision for depreciation	904	—		904	909	(11)	(b)	898
(6)	Amortization of regulatory assets, net	27	(1)	(a)	26	443	(255)	(a)	188
(7)	General taxes	738	(2)	(b)	736	747	(5)	(b)	742
(8)	Impairment of long-lived assets	—	—		—	473	(473)	(b)	—
(9)	Total Expenses	10,167	(299)		9,868	10,064	(905)		9,159
(10)	Operating Income	1,399	303		1,702	1,195	905		2,100

	Other Income (Expense)
(11)	Loss on debt redemption	(8)	8	(g)	—	(132)	132	(g)	—
(12)	Investment income	67	22	(e,f)	89	8	66	(e,f)	74
(13)	Interest expense	(802)	—		(802)	(771)	3	(g)	(768)
(14)	Capitalized financing costs	89	—		89	62	—		62
(15)	Total Other Expense	(654)	30		(624)	(833)	201		(632)

(16)	Income From Continuing Operations Before Income Taxes	745	333		1,078	362	1,106		1,468
(17)	Income taxes	226	123		349	129	402		531
(18)	Income From Continuing Operations	519	210		729	233	704		937
(19)	Discontinued operations (net of income taxes)	86	(78)	(e)	8	17	—		17
(20)	Net Income	$605	$132		$737	$250	$704		$954

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 32 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2014 ($0.05 per share), $4 million included in Revenues; $1 million included in "Purchased power"; ($30) million included in "Other operating expenses"; ($1) million included in "Amortization of regulatory assets, net". 2013 ($0.42 per share), $3 million included in Revenues; ($4) million included in "Purchased power"; ($35) million included in "Other operating expenses"; ($255) million included in "Amortization of regulatory assets, net".

(b)
Plant deactivation costs: 2014 ($0.17 per share), ($91) million included in "Fuel"; ($24) million included in "Other operating expenses"; ($2) million included in "General taxes". 2013 ($0.89 per share), ($17) million included in "Revenue"; ($78) million included in "Fuel"; ($12) million included in "Other operating expenses"; ($11) million included in "Provision for depreciation"; ($5) million included in "General taxes"; ($473) million included in "Impairment of long-lived assets"($20) million included in "Income taxes" associated with valuation reserves against net operating loss carryforwards as a result of plant deactivations.

(c)
Merger accounting - commodity contracts: 2014 ($0.05 per share), ($31) million included in "Fuel" and $1 million included in "Other operating expenses". 2013 ($0.07 per share), $14 million included in "Revenues", ($35) million included in "Fuel", $4 million included in "Other operating expenses".

(d)	Mark-to-market adjustments: 2014 ($0.10 per share), ($68) million included in "Other operating expenses". 2013, $3 million included in "Other operating expenses".
(e)
Impact of non-core asset sales/impairments: 2014 (($0.16) per share), ($1) million included in "Other operating expenses"; $12 million included in "Investment income" and ($78) million included in "Discontinued operations (net of income taxes)". 2013 ($0.01 per share), $7 million included in "Investment income".

(f)	Trust securities impairment: 2014 ($0.02 per share), $10 million included in "Investment income". 2013 ($0.09 per share), $59 million included in "Investment income".
(g)
Loss on debt redemptions: 2014 ($0.01 per share), $8 million included in "Loss on debt redemptions".   2013 ($0.20 per share), $132 million included in "Loss on debt redemptions" and $3 million included in "Interest Expense".

(h)	Retail repositioning charges: 2014 ($0.09 per share), ($59) million included in "Other operating expenses".
(i)	Litigation resolution: 2014 (($0.01) per share), $6 million included in "Other operating expenses".
(j)	Restructuring Costs: 2013 ($0.01 per share), ($3) million included in "Other operating expenses".
(k)	Merger transaction / integration costs: 2013, ($1) million included in "Fuel".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 420 million shares in the first nine months of 2014 and 418 million shares in the first nine months of 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2014                    22

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended September 30, 2014				Three Months Ended September 30, 2013

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$2,357	$3	(a)	$2,360	$2,337	$—		$2,337

	Expenses
(2)	Fuel	159	—		159	88	—		88
(3)	Purchased power	873	1	(a)	874	910	(1)	(a)	909
(4)	Other operating expenses	473	(10)	(a,d)	463	457	(10)	(a,e)	447
(5)	Provision for depreciation	165	—		165	151	—		151
(6)	Amortization of regulatory assets, net	33	—		33	309	(254)	(a)	55
(7)	General taxes	175	—		175	173	(1)	(b)	172
(8)	Total Expenses	1,878	(9)		1,869	2,088	(266)		1,822
(9)	Operating Income	479	12		491	249	266		515

	Other Income (Expense)
(10)	Gain on debt redemption	—	—		—	—	—		—
(11)	Investment income	14	1	(c)	15	14	1	(c)	15
(12)	Interest expense	(147)	—		(147)	(134)	—		(134)
(13)	Capitalized financing costs	5	—		5	6	—		6
(14)	Total Other Expense	(128)	1		(127)	(114)	1		(113)

(15)	Income From Continuing Operations Before Income Taxes	351	13		364	135	267		402
(16)	Income taxes	124	4		128	50	100		150
(17)	Income From Continuing Operations	227	9		236	85	167		252
(18)	Discontinued operations (net of income taxes)	—	—		—	—	—		—
(19)	Net Income	$227	$9		$236	$85	$167		$252

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 31 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2014 ($0.02 per share), $3 million included in Revenues; $1 million included in "Purchased power"; and (9) million included in "Other operating expenses". 2013 ($0.40 per share), ($1) million included in "Purchased power"; ($9) million included in "Other operating expenses" and ($254) million included in "Amortization of regulatory assets, net".

(b)	Plant deactivation costs: 2013, ($1) million included in "General taxes".
(c)	Trust securities impairment: 2014, $1 million included in "Investment income". 2013, $1 million included in "Investment income".
(d)	Impact of non-core asset sales/impairments: 2014, ($1) million included in "Other operating expenses".
(e)	Restructuring Costs: 2013, ($1) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 420 million shares in the third quarter of 2014 and 418 million shares in the third quarter of 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2014                    23

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Nine Months Ended September 30, 2014				Nine Months Ended September 30, 2013

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$6,972	$4	(a)	$6,976	$6,584	$2	(a)	$6,586

	Expenses
(2)	Fuel	441	—		441	250	—		250
(3)	Purchased power	2,600	1	(a)	2,601	2,547	(4)	(a)	2,543
(4)	Other operating expenses	1,580	(31)	(a,e)	1,549	1,274	(26)	(a,c,f)	1,248
(5)	Provision for depreciation	491	—		491	446	—		446
(6)	Amortization of regulatory assets, net	18	(1)	(a)	17	436	(255)	(a)	181
(7)	General taxes	528	—		528	527	(4)	(b)	523
(8)	Impairment of long-lived assets	—	—		—	—	—		—
(9)	Total Expenses	5,658	(31)		5,627	5,480	(289)		5,191
(10)	Operating Income	1,314	35		1,349	1,104	291		1,395

	Other Income (Expense)
(11)	Loss on debt redemption	—	—		—	—	—		—
(12)	Investment income	44	1	(d)	45	41	8	(d)	49
(13)	Interest expense	(445)	—		(445)	(404)	—		(404)
(14)	Capitalized financing costs	12	—		12	17	—		17
(15)	Total Other Expense	(389)	1		(388)	(346)	8		(338)

(16)	Income From Continuing Operations Before Income Taxes	925	36		961	758	299		1,057
(17)	Income taxes	326	12		338	284	112		396
(18)	Income From Continuing Operations	599	24		623	474	187		661
(19)	Discontinued operations (net of income tax benefits)	—	—		—	—	—		—
(20)	Net Income	$599	$24		$623	$474	$187		$661

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 32 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2014 ($0.05 per share), $4 million included in Revenues; $1 million included in "Purchased power"; ($30) million included in "Other operating expenses"; and ($1) million included in "Amortization of regulatory assets, net". 2013 ($0.43 per share), $2 million included in Revenues; ($4) million included in "Purchased power"; ($26) million included in "Other operating expenses" and ($255) million included in "Amortization of regulatory assets, net".

(b)	Plant deactivation costs: 2013 ($0.01 per share), ($4) million included in "General taxes".
(c)	Mark-to-market adjustments: 2013, $2 million included in "Other operating expenses".
(d)	Trust securities impairment: 2014, $1 million included in "Investment income" 2013 ($0.01 per share), $8 million included in "Investment income".
(e)	Impact of non-core asset sales/impairments: 2014, ($1) million included in "Other operating expenses".
(f)	Restructuring Costs: 2013, ($2) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 420 million shares in the first nine months of 2014 and 418 million shares in the first nine months of 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2014                    24

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended September 30, 2014			Three Months Ended September 30, 2013

		GAAP	Special Items	Operating -Non-GAAP	GAAP	Special Items	Operating - Non-GAAP
(1)	Revenues	$197	$—	$197	$189	$—	$189

	Expenses
(2)	Fuel	—	—	—	—	—	—
(3)	Purchased power	—	—	—	—	—	—
(4)	Other operating expenses	38	—	38	35	—	35
(5)	Provision for depreciation	33	—	33	28	—	28
(6)	Amortization of regulatory assets, net	3	—	3	3	—	3
(7)	General taxes	17	—	17	15	—	15
(8)	Total Expenses	91	—	91	81	—	81
(9)	Operating Income	106	—	106	108	—	108

	Other Income (Expense)
(10)	Gain on debt redemption	—	—	—	—	—	—
(11)	Investment income	—	—	—	—	—	—
(12)	Interest expense	(35)	—	(35)	(23)	—	(23)
(13)	Capitalized financing costs	14	—	14	1	—	1
(14)	Total Other Expense	(21)	—	(21)	(22)	—	(22)

(15)	Income From Continuing Operations Before Income Taxes	85	—	85	86	—	86
(16)	Income taxes	30	—	30	32	—	32
(17)	Income From Continuing Operations	55	—	55	54	—	54
(18)	Discontinued operations (net of income taxes)	—	—	—	—	—	—
(19)	Net Income	$55	$—	$55	$54	$—	$54

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 31 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2014                    25

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Nine Months Ended September 30, 2014			Nine Months Ended September 30, 2013

		GAAP	Special Items	Operating -Non-GAAP	GAAP	Special Items	Operating - Non-GAAP
(1)	Revenues	$570	$—	$570	$544	$—	$544

	Expenses
(2)	Fuel	—	—	—	—	—	—
(3)	Purchased power	—	—	—	—	—	—
(4)	Other operating expenses	103	—	103	98	—	98
(5)	Provision for depreciation	93	—	93	84	—	84
(6)	Amortization of regulatory assets, net	9	—	9	7	—	7
(7)	General taxes	52	—	52	41	—	41
(8)	Impairment of long-lived assets	—	—	—	—	—	—
(9)	Total Expenses	257	—	257	230	—	230
(10)	Operating Income	313	—	313	314	—	314

	Other Income (Expense)
(11)	Loss on debt redemption	—	—	—	—	—	—
(12)	Investment income	—	—	—	—	—	—
(13)	Interest expense	(90)	—	(90)	(68)	—	(68)
(14)	Capitalized financing costs	38	—	38	3	—	3
(15)	Total Other Expense	(52)	—	(52)	(65)	—	(65)

(16)	Income From Continuing Operations Before Income Taxes	261	—	261	249	—	249
(17)	Income taxes	92	—	92	93	—	93
(18)	Income From Continuing Operations	169	—	169	156	—	156
(19)	Discontinued operations (net of income tax benefits)	—	—	—	—	—	—
(20)	Net Income	$169	$—	$169	$156	$—	$156

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 32 for GAAP to Operating (non-GAAP) EPS Reconciliation.

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    26

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended September 30, 2014				Three Months Ended September 30, 2013

					Operating -				Operating -
		GAAP	Special Items		Non-GAAP	GAAP	Special Items		Non-GAAP
(1)	Revenues	$1,599	$—		$1,599	$1,766	$(15)	(a,b,c)	$1,751

	Expenses
(2)	Fuel	385	(10)	(c)	375	569	(36)	(b,c)	533
(3)	Purchased power	508	—		508	406	—		406
(4)	Other operating expenses	432	(36)	(d,g)	396	457	22	(a,b,c,d,h)	479
(5)	Provision for depreciation	100	—		100	125	(11)	(b)	114
(6)	General taxes	40	(1)	(b)	39	49	—		49
(7)	Total Expenses	1,465	(47)		1,418	1,606	(25)		1,581
(8)	Operating Income	134	47		181	160	10		170

	Other Income (Expense)
(9)	Gain on debt redemptions	—	—		—	—	—		—
(10)	Investment income (loss)	11	10	(e,f)	21	(2)	24	(e,f)	22
(11)	Interest expense	(49)	—		(49)	(53)	—		(53)
(12)	Capitalized financing costs	6	—		6	10	—		10
(13)	Total Other Expense	(32)	10		(22)	(45)	24		(21)

(14)	Income From Continuing Operations Before Income Taxes	102	57		159	115	34		149
(15)	Income taxes	36	19		55	47	13		60
(16)	Income From Continuing Operations	66	38		104	68	21		89
(17)	Discontinued operations (net of income taxes)	—	—		—	9	—		9
(18)	Net Income	$66	$38		$104	$77	$21		$98

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 31 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges (credits): 2013 (($0.02) per share), $1 million included in Revenues; $12 million included in "Other operating expenses".
(b)
Plant deactivation costs: 2014, ($1) million included in "General taxes". 2013 ($0.02 per share), ($17) million included in "Revenue"; ($25) million included in "Fuel"; and $5 million included in "Other operating expenses"; and ($11) million included in "Provision for depreciation".

(c)
Merger accounting - commodity contracts: 2014 ($0.02 per share), ($10) million included in "Fuel". 2013 ($0.02 per share), $1 million included in "Revenues", ($11) million included in "Fuel", $1 million included in "Other operating expenses".

(d)	Mark-to-market adjustments: 2014 ($0.03 per share), ($23) million included in "Other operating expenses". 2013 (($0.01) per share), $5 million included in "Other operating expenses".
(e)	Impact of non-core asset sales/impairments: 2014 ($0.01 per share), $4 million included in "Investment income (loss)". 2013, $3 million included in "Investment income (loss)".
(f)	Trust securities impairment: 2014 ($0.01 per share), $6 million included in "Investment income (loss)". 2013 ($0.03 per share), $21 million included in "Investment income (loss)".
(g)	Retail repositioning charges: 2014 ($0.02 per share), ($13) million included in "Other operating expenses".
(h)	Restructuring Costs: 2013 ($0.01 per share), ($1) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 420 million shares in the third quarter of 2014 and 418 million shares in the third quarter of 2013.

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    27

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation
(In millions)

		Nine Months Ended September 30, 2014				Nine Months Ended September 30, 2013

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$4,863	$—		4,863	$4,940	$(2)	(a,b,c)	$4,938

	Expenses
(2)	Fuel	1,270	(122)	(b,c)	1,148	1,665	(114)	(b,c,j)	1,551
(3)	Purchased power	1,750	—		1,750	973	—		973
(4)	Other operating expenses	1,625	(150)	(b,c,d,h)	1,475	1,517	(17)	(a,b,c,d,i)	1,500
(5)	Provision for depreciation	287	—		287	347	(11)	(b)	336
(6)	General taxes	133	(2)	(b)	131	158	(1)	(b)	157
(7)	Impairment of long-lived assets	—	—		—	473	(473)	(b)	—
(8)	Total Expenses	5,065	(274)		4,791	5,133	(616)		4,517
(9)	Operating Income (Loss)	(202)	274		72	(193)	614		421

	Other Income (Expense)
(10)	Loss on debt redemptions	(8)	8	(g)	—	(149)	149	(g)	—
(11)	Investment income	46	21	(e,f)	67	(8)	58	(e,f)	50
(12)	Interest expense	(143)	—		(143)	(187)	3	(g)	(184)
(13)	Capitalized financing costs	28	—		28	31	—		31
(14)	Total Other Expense	(77)	29		(48)	(313)	210		(103)

(15)	Income (Loss) From Continuing Operations Before Income Taxes	(279)	303		24	(506)	824		318
(16)	Income taxes (benefits)	(102)	110		8	(189)	309		120
(17)	Income (Loss) From Continuing Operations	(177)	193		16	(317)	515		198
(18)	Discontinued operations (net of income tax benefits)	86	(78)	(e)	8	17	—		17
(19)	Net Income (Loss)	$(91)	$115		$24	$(300)	$515		$215

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 32 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2013 ($0.01 per share), $1 million included in Revenues;($9) million included in "Other operating expenses".
(b)
Plant deactivation costs: 2014 ($0.17 per share), ($91) million included in "Fuel"; ($24) million included in "Other operating expenses"; ($2) million included in "General taxes" . 2013 ($0.83 per share), ($17) million included in "Revenue"; ($78) million included in "Fuel"; ($12) million included in "Other operating expenses"; ($11) million included in "Provision for depreciation"; ($1) million included in "General taxes"; ($473) million included in "Impairment of long-lived assets".

(c)
Merger accounting - commodity contracts: 2014 ($0.05 per share), ($31) million included in "Fuel", $1 million included in "Other operating expenses". 2013 ($0.07 per share), $14 million included in "Revenues", ($35) million included in "Fuel", $4 million included in "Other operating expenses".

(d)	Mark-to-market adjustments: 2014 ($0.10 per share), ($68) million included in "Other operating expenses". 2013, $1 million included in "Other operating expenses".
(e)
Impact of non-core asset sales/impairments: 2014 (($0.16) per share), $12 million included in "Investment income (loss)" and ($78) million included in "Discontinued operations (net of income taxes)". 2013 ($0.01 per share), $7 million included in "Investment income (loss)".

(f)	Trust securities impairment: 2014 ($0.02 per share), $9 million included in "Investment income (loss)". 2013 ($0.08 per share), $51 million included in "Investment income (loss)".
(g)
Loss on debt redemptions: 2014 ($0.01 per share), $8 million included in "Loss on debt redemptions". 2013 ($0.22 per share), $149 million included in "Loss on debt redemptions" and $3 million included in "Interest Expense".

(h)	Retail repositioning charges: 2014 ($0.09 per share), ($59) million included in "Other operating expenses".
(i)	Restructuring Costs: 2013 ($0.01 per share), ($1) million included in "Other operating expenses".
(j)	Merger transaction / integration costs: 2013, ($1) million included in "Fuel".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 420 million shares in the first nine months of 2014 and 418 million shares in the first nine months of 2013.

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    28

FirstEnergy Corp.
Corporate / Other
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended September 30, 2014				Three Months Ended September 30, 2013

		GAAP	Special Items		Operating - Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$(265)	$—		$(265)	$(260)	$—		$(260)

	Expenses
(2)	Fuel	—	—		—	—	—		—
(3)	Purchased power	(193)	—		(193)	(196)	—		(196)
(4)	Other operating expenses	(85)	6	(a)	(79)	(72)	—		(72)
(5)	Provision for depreciation	10	—		10	12	—		12
(6)	Amortization of regulatory assets, net	(1)	—		(1)	—	—		—
(7)	General taxes	7	—		7	5	—		5
(8)	Total Expenses	(262)	6		(256)	(251)	—		(251)
(9)	Operating Loss	(3)	(6)		(9)	(9)	—		(9)

	Other Income (Expense)
(10)	Gain on debt redemptions	—	—		—	9	(9)	(b)	—
(11)	Investment loss	(9)	—		(9)	(7)	—		(7)
(12)	Interest expense	(44)	—		(44)	(47)	—		(47)
(13)	Capitalized financing costs	3	—		3	4	—		4
(14)	Total Other Expense	(50)	—		(50)	(41)	(9)		(50)

(15)	Loss From Continuing Operations Before Income Taxes	(53)	(6)		(59)	(50)	(9)		(59)
(16)	Income tax benefits	(38)	1		(37)	(52)	7	(c)	(45)
(17)	Loss From Continuing Operations	(15)	(7)		(22)	2	(16)		(14)
(18)	Discontinued operations (net of income taxes)	—	—		—	—			—
(19)	Net Income (Loss)	$(15)	$(7)		$(22)	$2	$(16)		$(14)

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 31 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Litigation resolution: 2014 (($0.01) per share), $6 million included in "Other operating expenses".
(b)	Gain on debt redemptions: 2013 (($0.01) per share), ($9) million included in "Gain on debt redemptions".
(c)
Regulatory charges (credits): 2013 (($0.02) per share), $10 million included in "Income tax benefits". Represents the difference between Consolidated and Regulated Distribution tax rates on pre-tax regulatory charges.

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 420 million shares in the third quarter of 2014 and 418 million shares in the third quarter of 2013.

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    29

FirstEnergy Corp.
Corporate / Other
GAAP to Non-GAAP Reconciliation
(In millions)

		Nine Months Ended September 30, 2014				Nine Months Ended September 30, 2013

		GAAP	Special Items		Operating - Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$(839)	$—		$(839)	$(809)	$—		$(809)

	Expenses
(2)	Fuel	—	—		—	—	—		—
(3)	Purchased power	(624)	—		(624)	(588)	—		(588)
(4)	Other operating expenses	(247)	6	(a)	(241)	(244)	—		(244)
(5)	Provision for depreciation	33	—		33	32	—		32
(6)	Amortization of regulatory assets, net	—	—		—	—	—		—
(7)	General taxes	25	—		25	21	—		21
(8)	Impairment of long-lived assets	—	—		—	—	—		—
(9)	Total Expenses	(813)	6		(807)	(779)	—		(779)
(10)	Operating Loss	(26)	(6)		(32)	(30)	—		(30)

	Other Income (Expense)
(11)	Gain on debt redemptions	—	—		—	17	(17)	(b)	—
(12)	Investment loss	(23)	—		(23)	(25)	—		(25)
(13)	Interest expense	(124)	—		(124)	(112)	—		(112)
(14)	Capitalized financing costs	11	—		11	11	—		11
(15)	Total Other Expense	(136)	—		(136)	(109)	(17)		(126)

(16)	Loss From Continuing Operations Before Income Taxes	(162)	(6)		(168)	(139)	(17)		(156)
(17)	Income tax benefits	(90)	1		(89)	(59)	(19)	(c,d)	(78)
(18)	Loss From Continuing Operations	(72)	(7)		(79)	(80)	2		(78)
(19)	Discontinued operations (net of income tax benefits)	—	—		—	—	—		—
(20)	Net Loss	$(72)	$(7)		$(79)	$(80)	$2		$(78)

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 32 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Litigation resolution: 2014 (($0.01) per share), $6 million included in "Other operating expenses".
(b)	Gain on debt redemptions: 2013 (($0.02) per share), ($17) million included in "Gain on debt redemptions".
(c)	Plant deactivation costs: 2013 ($0.05 per share), Includes $20 million associated with valuation reserves against net operating loss carryforwards as a result of plant deactivations.
(d)
Regulatory charges (credits): 2013 (($0.02) per share), $10 million included in "Income tax benefits". Represents the difference between Consolidated and Regulated Distribution tax rates on pre-tax regulatory charges.

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 420 million shares in the first nine months of 2014 and 418 million shares in the first nine months of 2013.

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    30

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Three Months Ended September 30, 2014			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

3Q 2014 Net Income (Loss) - GAAP	$227	$55	$66	$(15)	$333

3Q 2014 Basic EPS (avg. shares outstanding 420)	$0.54	$0.13	$0.16	$(0.04)	$0.79
Excluding Special Items:
Mark-to-market adjustments	—	—	0.03	—	0.03
Regulatory charges	0.02	—	—	—	0.02
Trust securities impairment	—	—	0.01	—	0.01
Litigation resolution	—	—	—	(0.01)	(0.01)
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Retail repositioning charges	—	—	0.02	—	0.02
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Total Special Items	$0.02	$—	$0.09	$(0.01)	$0.10
Basic EPS - Operating (Non-GAAP)	$0.56	$0.13	$0.25	$(0.05)	$0.89

Three Months Ended September 30, 2013			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

3Q 2013 Net Income - GAAP	$85	$54	$77	$2	$218

3Q 2013 Basic EPS (avg. shares outstanding 418)	$0.20	$0.13	$0.19	$—	$0.52
Excluding Special Items:
Mark-to-market adjustments	—	—	(0.01)	—	(0.01)
Regulatory charges (credits)	0.40	—	(0.02)	(0.02)	0.36
Trust securities impairment	—	—	0.03	—	0.03
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Plant deactivation costs	—	—	0.02	—	0.02
Restructuring costs	—	—	0.01	—	0.01
Gain on debt redemptions	—	—	—	(0.01)	(0.01)
Total Special Items	$0.40	$—	$0.05	$(0.03)	$0.42
Basic EPS - Operating (Non-GAAP)	$0.60	$0.13	$0.24	$(0.03)	$0.94

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    31

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Nine Months Ended September 30, 2014			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2014 Net Income (Loss) - GAAP	$599	$169	$(91)	$(72)	$605

2014 Basic EPS (avg. shares outstanding 420)	$1.43	$0.40	$(0.22)	$(0.17)	$1.44
Excluding Special Items:
Mark-to-market adjustments	—	—	0.10	—	0.10
Regulatory charges	0.05	—	—	—	0.05
Trust securities impairment	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	(0.16)	—	(0.16)
Plant deactivation costs	—	—	0.17	—	0.17
Litigation resolution	—	—	—	(0.01)	(0.01)
Merger accounting - commodity contracts	—	—	0.05	—	0.05
Retail repositioning charges	—	—	0.09	—	0.09
Loss on debt redemptions	—	—	0.01	—	0.01
Total Special Items	$0.05	$—	$0.28	$(0.01)	$0.32
Basic EPS - Operating (Non-GAAP)	$1.48	$0.40	$0.06	$(0.18)	$1.76

Nine Months Ended September 30, 2013			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2013 Net Income (Loss) - GAAP	$474	$156	$(300)	$(80)	$250

2013 Basic EPS (avg. shares outstanding 418)	$1.13	$0.37	$(0.72)	$(0.18)	$0.60
Excluding Special Items:
Regulatory charges	0.43	—	0.01	(0.02)	0.42
Trust securities impairment	0.01	—	0.08	—	0.09
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Plant deactivation costs	0.01	—	0.83	0.05	0.89
Restructuring costs	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.07	—	0.07
Loss (gain) on debt redemptions	—	—	0.22	(0.02)	0.20
Total Special Items	$0.45	$—	$1.23	$0.01	$1.69
Basic EPS - Operating (Non-GAAP)	$1.58	$0.37	$0.51	$(0.17)	$2.29

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    32

Recent Developments

Financial Matters
Dividend
On September 16, 2014, the Board of Directors of FirstEnergy declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock. The dividend is payable December 1, 2014, to shareholders of record as of November 7, 2014.

Financing Activities
On August 21, 2014, FirstEnergy Generation, LLC and FirstEnergy Nuclear Generation, LLC remarketed $241 million of pollution control revenue bonds (PCRBs). These PCRBs were remarketed in a fixed rate mode at an average rate of 3.36% with mandatory put or maturity dates of 2019 and 2020.

On September 25, 2014, ATSI issued $400 million of 5.00% senior notes due 2044. The proceeds were used to fund capital expenditures related to its transmission investment plans, working capital needs and other general business purposes.

Regulatory Matters

2014 ATSI Formula Rate Filing
On October 31, 2014, ATSI filed a proposal with the Federal Energy Regulatory Commission (FERC) requesting a "forward-looking" transmission formula rate. The proposal requests a change to its current "historic" rate structure where transmission rates reflect actual costs from projects in-service from the prior calendar year. The change would impact the timing of recovery for expenditures, allowing ATSI to capture planned expenditures within its large infrastructure closer to the time of spend. ATSI has requested FERC approval of the proposal with an effective date of January 1, 2015.

PJM Market Reform: FERC Order No. 745 - Demand Response
The U.S. Court of Appeals for the D.C. Circuit ruled that FERC does not have jurisdiction to regulate (i.e., compensate) demand response in the wholesale market. The court subsequently stayed enforcement of its ruling pending a potential appeal by FERC to the U.S. Supreme Court. FERC has until December 16, 2014 to file its appeal. A decision from the Supreme Court on whether to hear the case could come as late as September 2015. If the Supreme Court takes the case, the stay remains in effect until the court's final decision.

On May 23, 2014, FirstEnergy filed a complaint, asking FERC to remove demand response as a supply resource from the May 2014 PJM RPM base residual auction, in light of the D.C. Circuit's ruling. FirstEnergy filed an amended complaint on September 22, 2014, and numerous parties filed responsive pleadings on October 22, 2014. The timing of FERC action and the outcome of these complaint proceedings currently are pending.

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    33

PJM Market Reform: Capacity Performance
PJM is considering major changes to its RPM capacity market design. On October 7, 2014, PJM released its latest "whitepaper," proposing that capacity resources will be split into two groups: "base capacity" and "capacity performance". Capacity performance resources will constitute 85% of the resources cleared in its RPM capacity auctions. Other changes include allowing capacity performance resources to offer into the RPM auctions at the Net Cost of New Entry, and applying significant performance penalties if capacity performance resources fail to operate during peak usage periods. PJM proposes to make these changes to its markets in time for the May 2015 RPM Base Residual Auction for the 2018-2019 Delivery Year. PJM also proposes to procure capacity performance resources for the period between when FERC approves these market changes and the June 1st start date of the 2018-2019 Delivery Year. FirstEnergy is evaluating PJM's proposed changes.

Trans-Allegheny Interstate Line Company (TrAILCo) FERC Application on Dividend Payments
On October 7, 2014, TrAILCo filed a petition with FERC, requesting authorization to declare and pay periodic dividends out of paid-in-capital from time to time on as needed basis to maintain its capital structure within the range of capital structures approved by FERC for transmission-owning investor-owned utilities. The authorization will provide flexibility to TrAILCo to maintain its capital structure on an ongoing basis without having to issue new long-term debt.

New Jersey Consolidated Tax Adjustment (CTA) General Proceeding Update
On October 22, 2014, the New Jersey Board of Public Utilities (BPU) issued an Order in its generic proceeding reviewing its policy regarding use of a CTA in base rate cases.  The BPU stated it would continue to apply its current CTA policy in base rate cases, subject to the modifications proposed by BPU Staff which would: 1) calculate savings using a 5 year look back from the beginning of the test year, 2) allocate savings with 75% retained by the company and 25% allocated to rate payers, and 3) exclude transmission assets of electric distribution companies in the savings calculation.  For pending base rate cases in which the record had closed, such as JCP&L’s, the BPU would, following an initial decision of the Administrative Law Judge (ALJ), reopen the record for the limited purpose of adding a CTA calculation reflecting this modified policy and allow parties the opportunity to comment. Although the Company is still reviewing the CTA order, by our interpretation and calculation, we expect that application of the modified policy in the pending JCP&L base rate case would reduce the CTA revenue adjustment as proposed by certain parties to the case from approximately $56 million to approximately $5 to $6 million.

New Jersey Rate Case Update
On September 30, 2014, the ALJ’s requested second 45 day extension to render an initial decision on the JCP&L base rate case proceeding was approved by the BPU. The ALJ’s initial decision is expected to be filed by November 13, 2014.

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    34

West Virginia Rate Case Update
On November 3, 2014, a Joint Stipulation was submitted to the West Virginia Public Service Commission (WVPSC) by all parties which resolves all issues in the pending proceeding and includes, among other things:

•	A $15 million increase in base rate revenues effective February 25, 2015;

•	The implementation of a Vegetation Management Surcharge effective February 25, 2015 to recover O&M and capital costs related to a new vegetation maintenance program;

•	Authority to establish a regulatory asset for MATS investments placed into service in 2016 and 2017 and recover in the next base rate case;

•	Authority to defer, amortize and recover over a 5-year period approximately $46 million of restoration costs for the 2012 Derecho and Hurricane Sandy storms; and

•	Elimination of the Temporary Transaction Surcharge and movement of the costs currently being collected for the 2013 Harrison generation transaction into base rates effective February 25, 2015.

The settlement is subject to review and approval of the WVPSC. The WVPSC has scheduled a hearing for November 7, 2014, to evaluate the settlement and its terms.

West Virginia Expanded Net Energy Costs (ENEC) Case Update
On August 29, 2014, Monongahela Power Company (MP) and Potomac Edison Company (PE)filed their annual ENEC case proposing an approximate $65.8 million annual increase in rates, which is a 5.7% overall increase over existing rates. The $65.8 million increase is comprised of an under-recovered balance of $51.6 million as of June 30, 2014, and a projected $14.2 million under-recovery for the 2015 rate effective period. This proceeding includes a two-year review period as there was not an annual ENEC filing in 2013 pursuant to party agreement and WVPSC consent during MP and PE’s 2013 proceeding authorizing the Harrison/Pleasants asset transfer. An order is expected to be issued before the end of 2014.

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    35

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "will," "intend," “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our revised sales strategy in the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission plan and pending distribution rate cases and the effectiveness of our repositioning strategy; the impact of the regulatory process on pending matters in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases, and the Electric Security Plan IV in Ohio; the impact of the federal regulatory process on the Federal Energy Regulatory Commission (FERC) regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including the PJM markets and also FERC-jurisdictional wholesale transactions, FERC regulation of cost-of-service rates, including FERC Opinion No. 531’s revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to NERC’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM Interconnection, L.L.C.; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; regulatory outcomes associated with storm restoration costs, including but not limited to, Hurricane Sandy, Hurricane Irene and the October snowstorm of 2011; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on margins; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, possible greenhouse gases emission, water discharge, and coal combustion residuals regulations, the potential impacts of Cross-State Air Pollution Rule, and the effects of the United States Environmental Protection Agency's Mercury and Air Toxics Standards rules including our estimated costs of compliance; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments, and the timing thereof as they relate to, among other things, Reliability Must Run arrangements and the reliability of the transmission grid; the impact of other future changes to the operational status or availability of our generating units; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and successfully execute our announced financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our previously-implemented dividend reduction and our other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 3rd Quarter 2014                    36